Exhibit 3.1

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

STERIS PUBLIC LIMITED COMPANY

1

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

STERIS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on 7 February 2019)

1	The name of the company is STERIS public limited company (the “Company”).

2	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are as follows:

3.1

To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and, in particular, to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2

To carry on all or any of the businesses of producers, designers, manufacturers, researchers, project managers, buyers, sellers, servicers, distributors of and dealers in all kinds of products and services for the healthcare market. The objects of the Company in this section 3.2 include, without limitation, infection prevention, contamination control and surgical procedural products and services and medical devices, and pharmaceutical, medicinal, healthcare, proprietary and industrial products, compounds and articles of all kinds, and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal or which may be required by customers of, or persons having dealings with, the Company, and to hold patents and intellectual property rights and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.3

To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

2

3.4

To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.5

To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.6

To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of current, or former, directors, officers, employees and consultants of, or to, the Company or any of its subsidiaries or associated undertakings, and to lend or otherwise provide money to such schemes or any such directors, officers, employees and consultants to enable them to purchase shares of the Company, in each case subject to applicable law.

3.7

To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return, whether equal to or less than the market value thereof and whether by way of gift or otherwise, as the board of directors of the Company shall deem appropriate and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the board of directors of the Company shall deem appropriate.

3.8

To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.9

To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d’invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any

3

invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.11	To incorporate or cause to be incorporated any one or more subsidiaries for the purpose of carrying on any business.

3.12	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.13

To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.14

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.15

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including, without prejudice to the generality of the foregoing, any company which is, for the time being, the Company’s subsidiary, holding company, subsidiary of any such holding company or otherwise associated with the Company in business.

3.16	To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares,

4

stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.17

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.18

To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.19

To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.20

To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.21

To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.22

To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.23

To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

5

3.24

To provide for the welfare of persons in the employment of or holding office with, or formerly in the employment of or holding office with, the Company or any of its subsidiaries and associated undertakings, including directors and ex-directors and the spouses, widows, widowers and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons, and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.25

To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company’s, or any group company’s capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.26

To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.27

To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its shareholders and, in particular, the shares, debentures or other securities of any other company owned by the Company or which this Company may have the power to dispose of.

3.28

To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.29

To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.30

To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.31

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.32	To procure the Company to be registered or recognized in Ireland or in any foreign country or in any colony or dependency of any such foreign country or that the central management and

6

control and/or place of effective management of the Company be located in any country, and to establish branches offices, places of business or subsidiaries in Ireland or any such foreign country or in any colony or dependency of any such foreign country.

3.33

To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.34	To make gifts or grant bonuses to the directors or any other persons who are, or have been, in the employment of the Company including substitute and alternate directors.

3.35	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.36	To make or receive gifts by way of capital contribution or otherwise.

3.37	To reduce its share capital in any manner permitted by law.

3.38

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any company which is at any given time the Company’s holding company.

3.39

To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them, or as are capable of being conveniently carried on in connection therewith.

The objects specified in each paragraph of this clause 3 shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph. None of such paragraphs, the objects therein specified nor the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects set out in the first paragraph of this clause 3, but the Company shall have full power to exercise all, or any, of the powers conferred by any part of this clause 3 in any part of the world, notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects set out in the first paragraph of this clause 3.

4	The liability of the shareholders is limited.

5

The authorised share capital of the Company is: $37,500,550,000 divided into 500,000,000 ordinary shares of $75 each, 500,000,000 ordinary shares of $0.001 each and 50,000,000 preferred shares of $0.001 each, and €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any preferred, deferred, qualified or or other special rights and privileges and with such conditions, restrictions or qualifications, whether in regard to preference, dividends, capital (including return of capital), voting or otherwise, and may be held upon such terms as may be attached thereto or as may from time to time be provided by

7

the original or any substituted or amended articles of association of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being in force.

For the purposes of this memorandum of association: (a) a reference to the “Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force), (b) the terms “holding company”, “subsidiary”, “associated undertaking” and “member” have the meanings ascribed to such terms in section 7, section 8, paragraph 20 of Schedule 4 and section 168 of the Act, respectively; (c) the term “group” means the group of companies comprising the Company and its subsidiaries from time to time, (d) the term “shareholder”, insofar as it refers to the Company means a member of the Company; (e) the term “company” (except where used in reference to the Company) means and includes any body corporate, corporation, company, partnership, limited liability company or any body of persons, whether incorporated or not incorporated in Ireland or elsewhere in any other part of the world), (f) the words “including” and “includes” shall not be given a restrictive interpretation and shall be deemed to be followed by the words “without limitation” and (g) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and / or”.

8

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

STERIS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on 27 March 2019)

CONTENTS

		Page
PRELIMINARY		6

1	DEFINITIONS	6

2	OPTIONAL PROVISIONS OF THE ACT	10

CAPITAL		10

3	SHARE CAPITAL	10

4	ORDINARY SHARES	11

5	PREFERRED SHARES	12

6	DEFERRED ORDINARY SHARES	12

7	SECTION 1021: ALLOTMENT AUTHORITY	13

8	SECTION 1023: PRE-EMPTION DISAPPLICATION	14

9	RESIDUAL ALLOTMENT PROVISIONS	14

10	SHAREHOLDER RIGHTS PLAN	14

11	COMMISSIONS AND BROKERAGE	17

12	TRUSTS NOT RECOGNISED	17

13	FINANCIAL ASSISTANCE	17

14	REDEMPTION AND REPURCHASE OF OWN SHARES	17

15	VARIATION OF CLASS RIGHTS	18

16	VARIATION OF COMPANY CAPITAL	18

17	FRACTIONS	19

18	REDUCTION OF SHARE CAPITAL	19

CERTIFICATED SHARES		20

19	RIGHT TO CERTIFICATES	20

20	REPLACEMENT CERTIFICATES	20

UNCERTIFICATED SHARES		21

21	UNCERTIFICATED SHARES	21

LIEN ON SHARES		22

22	COMPANY’S LIEN ON SHARES NOT FULLY PAID	22

23	ENFORCEMENT OF LIEN BY SALE	23

CALLS		24

24	CALLS	24

25	LIABILITY OF JOINT HOLDERS	25

26	INTEREST	25

27	DIFFERENTIATION	25

28	PAYMENT IN ADVANCE OF CALLS	25

29	RESTRICTIONS IF CALLS UNPAID	25

30	SUMS DUE ON ALLOTMENT TREATED AS CALLS	26

FORFEITURE		26

31	FORFEITURE AFTER NOTICE OF UNPAID CALL	26

32	NOTICE AFTER FORFEITURE	26

33	CONSEQUENCES OF FORFEITURE	27

34	DISPOSAL OF FORFEITED SHARE	27

35	PROOF OF FORFEITURE	28

UNTRACED MEMBERS		28

36	SALE OF SHARES	28

37	APPLICATION OF SALE PROCEEDS	29

38	APPLICABLE ESCHEATMENT LAWS	29

TRANSFER OF SHARES		30

39	FORM OF TRANSFER	30

40	REGISTRATION OF A CERTIFICATED SHARE TRANSFER	31

41	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER	32

42	CLOSING OF REGISTER OF MEMBERS	32

TRANSMISSION OF SHARES		32

43	ON DEATH	32

44	ELECTION OF PERSON ENTITLED BY TRANSMISSION	32

45	RIGHTS ON TRANSMISSION	33

GENERAL MEETINGS		33

46	ANNUAL AND OTHER GENERAL MEETINGS	33

47	NOTICE OF GENERAL MEETINGS	34

48	QUORUM FOR GENERAL MEETING	35

49	PROCEDURE IF QUORUM NOT PRESENT	36

50	CHAIRPERSON OF GENERAL MEETING	36

51	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS	36

52	ACCOMMODATION OF MEMBERS AT MEETING	36

53	SECURITY	36

54	POWER TO ADJOURN	37

55	NOTICE OF ADJOURNED MEETING	37

56	BUSINESS OF ADJOURNED MEETING	37

57	THE BUSINESS OF THE ANNUAL GENERAL MEETINGS	37

58	PROPOSED SHAREHOLDER RESOLUTIONS	38

59	TIME FOR RECEIVING REQUESTS	41

VOTING		42

60	VOTING AT A GENERAL MEETING	42

61	POLL PROCEDURE	42

62	VOTES OF MEMBERS	43

63	CHAIRPERSON’S CASTING VOTE	43

64	VOTING RESTRICTIONS ON AN OUTSTANDING CALL	43

65	PROXY INSTRUMENT	44

66	CORPORATE REPRESENTATIVES	45

67	AMENDMENT TO RESOLUTIONS	46

68	OBJECTION TO ERROR IN VOTING	46

FAILURE TO DISCLOSE INTERESTS IN SHARES		46

69	FAILURE TO DISCLOSE INTERESTS IN SHARES	46

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		49

70	NUMBER OF DIRECTORS	49

71	COMPANY’S POWER TO APPOINT DIRECTORS	49

72	BOARD’S POWER TO APPOINT DIRECTORS	50

73	APPOINTMENT OF EXECUTIVE DIRECTORS	50

74	APPOINTMENT OF OTHER OFFICERS	50

75	ANNUAL RE-ELECTION	50

76	ELIGIBILITY OF NEW DIRECTORS	50

77	REMOVAL BY ORDINARY RESOLUTION	51

78	VACATION OF DIRECTOR’S OFFICE	51

BOARD POWERS		52

79	BOARD POWERS	52

80	DIRECTORS BELOW THE MINIMUM NUMBER	52

81	DELEGATION TO EXECUTIVE DIRECTORS	52

82	DELEGATION TO COMMITTEES	53

83	LOCAL MANAGEMENT	53

84	DELEGATION TO AGENTS	53

85	EXERCISE OF VOTING POWER	54

86	PROVISION FOR EMPLOYEES	54

87	OVERSEAS REGISTERS	54

88	ASSOCIATE DIRECTORS	54

89	BORROWING POWERS	54

90	CHANGE OF COMPANY NAME	54

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS		55

91	FEES	55

92	EXPENSES	55

93	REMUNERATION OF EXECUTIVE DIRECTORS	55

94	SPECIAL REMUNERATION	55

95	COMPANY PROPERTY	55

96	PENSIONS AND OTHER BENEFITS	56

DIRECTORS’ PROCEEDINGS		56

97	BOARD MEETINGS	56

98	NOTICE OF BOARD MEETINGS	56

99	QUORUM	56

100	BOARD CHAIRPERSON	57

101	VOTING	57

102	TELEPHONE PARTICIPATION	57

103	WRITTEN RESOLUTIONS	57

104	COMMITTEE PROCEEDINGS	58

105	MINUTES	58

106	VALIDITY OF PROCEEDINGS	58

INTERESTS OF DIRECTORS		58

107	CONTRACTING WITH THE COMPANY	58

108	DECLARATION OF INTERESTS	58

109	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS	60

110	PROHIBITION ON VOTING BY INTERESTED DIRECTORS	61

111	ABILITY OF INTERESTED DIRECTORS TO VOTE	61

112	DIVISION OF PROPOSALS	62

113	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE	62

114	INTERESTS OF CONNECTED PERSONS	62

115	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES	62

116	REMUNERATION FOR PROFESSIONAL SERVICES	62

117	DIRECTORSHIPS OF OTHER COMPANIES	63

SECRETARY		63

118	SECRETARY	63

SEALS AND DOCUMENT AUTHENTICATION		63

119	SEAL	63

120	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY	63

DIVIDENDS AND OTHER PAYMENTS		64

121	DECLARATION	64

122	INTERIM DIVIDENDS	64

123	ENTITLEMENT TO DIVIDENDS	64

124	PAYMENT METHODS	65

125	DEDUCTIONS	66

126	INTEREST	66

127	UNCLAIMED DIVIDENDS	66

128	UNCASHED DIVIDENDS	66

129	DIVIDENDS IN KIND	67

130	SCRIP DIVIDENDS	67

131	RESERVES	69

132	CAPITALISATION OF PROFITS AND RESERVES	69

RECORD DATES		70

133	BOARD TO FIX DATE	70

ACCOUNTS		71

134	ACCOUNTING RECORDS	71

135	ACCESS TO ACCOUNTING RECORDS	71

136	DISTRIBUTION OF ANNUAL ACCOUNTS	71

AUDIT		73

137	APPOINTMENT OF AUDITORS	73

COMMUNICATIONS		73

138	COMMUNICATIONS	73

139	COMMUNICATIONS TO THE COMPANY	73

140	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM	73

141	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM	74

142	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE	74

143	COMMUNICATIONS BY OTHER MEANS	75

144	FAILURE TO DELIVER BY ELECTRONIC MEANS	76

145	WHEN SERVICE IS EFFECTED ON A MEMBER	76

146	NOTICE BY ADVERTISEMENT	76

147	DOCUMENTS AND INFORMATION TO JOINT HOLDERS	77

148	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION	77

149	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION	77

150	DOCUMENT DESTRUCTION	78

MISCELLANEOUS		78

151	WINDING UP	78

152	INDEMNITY AND INSURANCE	80

153	BUSINESS COMBINATIONS	82

154	DISPUTE RESOLUTION	82

155	DEPOSITARY INTERESTS	82

APPENDIX		84

COMPANY NUMBER 595593

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

STERIS PUBLIC LIMITED COMPANY

PRELIMINARY

1	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings:

“Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force);

“acting in concert” has the meaning given to it in the Irish Takeover Rules;

“Articles” means the articles of association, as amended from time to time by Special Resolution;

“Auditors” means the statutory auditors for the time being of the Company;

“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act;

“Board” means the Directors or any of them duly acting as the board of directors of the Company;

“certificated” means in relation to a share in the Company, a share which is recorded in the Share Register as being held in certificated form;

“chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board and at general meetings of the Company;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company” means STERIS public limited company (or STERIS plc), a public limited company organised under the laws of Ireland with company number 595593;

“Deferred Ordinary Shares” means the deferred ordinary shares of €1.00 each (par value) in the capital of the Company;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Depositary Interest” means any certificate, instrument, security or other document of title issued, or account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, to or to receive shares, or rights or interests in respect thereof;

“Directors” means the directors from time to time of the Company;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic communication” has the meaning given in the Electronic Commerce Act 2000;

“electronic means” has the meaning given to it in section 2 of the Act, and includes it being done by means of all forms of electronic communication as the Board may, from time to time, prescribe, either generally or for a particular purpose;

“electronic signature” has the meaning given in the Electronic Commerce Act 2000;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended from time to time;

“execution” means any mode of execution, including such forms of electronic signature or other means of verifying the authenticity of a communication by electronic means as the Board may, from time to time, prescribe, either generally or for a particular purpose(and “executed” shall be construed accordingly);

“Group” means the group comprising the Company and its subsidiaries within the meaning of section 7 of the Act for the time being;

“Group Member” means any member of the Group, including the Company;

“holder” or “shareholder”, means in relation to a share, the member whose name is entered in the Share Register as the holder of that share or, where the context permits, the members whose names are entered in the Share Register as the joint holders of shares in the Company;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Irish Takeover Rules and, for the avoidance of doubt, includes, without duplication, beneficial ownership and Depositary Interests, and “interested in shares” will be construed accordingly;

“Irish Takeover Rules” means the Irish Takeover Panel Act, 1997, Takeover Rules, 2013, as amended and / or supplemented from time to time;

“member” means a member within the meaning of section 168 of the Act;

“Operator” means the operator of the Uncertificated System;

“Ordinary Resolution” means an ordinary resolution of the Company’s shareholders within the meaning of the Act;

“Ordinary Shares” means ordinary shares of $75 each (par value) and ordinary shares of $0.001 each (par value) in the capital of the Company, which shall rank pari passu in all respects;

“paid or paid up” means paid up or credited as paid up;

“Participating Security” means a security, share class of shares or class of securities or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

“Preferred Shares” means the preferred shares of $0.001 each (par value) in the capital of the Company;

“Redeemable Shares” means redeemable shares within the meaning of section 66(4) of the Act;

“Registered Office” means the registered office for the time being of the Company or, as appropriate, in the case of sending or supplying documents or information by electronic means, the address specified by the Board for the purpose of receiving documents or information by electronic means;

“Scheme” means the scheme of arrangement proposed to be made under Part 26 of the UK Companies Act 2006, as amended between STERIS UK and its shareholders, with or subject to any modification, addition or condition approved or imposed, pursuant to which, if declared effective, the Company shall become the holding company of STERIS UK;

“Scheme Effective Time” means the time and date on which the Scheme becomes effective;

“Seal” means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Share Register” means the Company’s register of shareholders kept pursuant to the Statutes or, as the case may be, any overseas branch register kept pursuant to these Articles;

“Special Resolution” means a special resolution of the Company’s shareholders within the meaning of the Act;

“Statutes” the Act and every other legislation, statute, order regulation, instrument or other subordinate legislation for the time being in force concerning companies and affecting the Company, including any statutory re-enactment or modification of the Act or any other act, order, regulation, instrument, subordinate legislation or statutory instrument;

“treasury shares” means treasury shares within the meaning of section 109 of the Act;

“STERIS UK” means STERIS plc, a company organised under the laws of England and Wales with company number 09257343, which on, or around, the Scheme Effective Time, will be re-registered as a private limited company with the name STERIS Limited;

“uncertificated” means in relation to a share, a share to which title is recorded in the Share Register as being held in uncertificated form;

“Uncertificated Securities Regulations” means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI No. 68 of 1996) which are carried over by Schedule 6 of the Act, including any modification thereof and any legislation, order, regulation, instrument or subordinate legislation relating to the holding, evidencing of title to, or the transfer of, uncertificated shares or other securities (and all legislation, rules or other arrangements made under or by virtue of such provisions) in force from time to time;

“Uncertificated System” means any applicable system which is a “relevant system” (for the purposes of the Uncertificated Securities Regulations), any applicable successor or similar or alternative system to such a “relevant system”;

“working day” means a day that is not a Saturday, Sunday or public holiday in Ireland or the United States;

“writing” includes printing, typewriting, lithography, photography, electronic mail and any other mode or modes of presenting or reproducing words in a visible form including communications by electronic means; and

“$” means, US dollars, the lawful currency of the United States, and “€”means euro, the lawful currency of Ireland.

1.2	In these Articles:

(A)

words or expressions which are not defined in Article 1.1 or elsewhere in these Articles have the same meanings (where applicable) as in the Statutes as in force on the date of the adoption of these Articles,

(B)

a reference to any Statute or any provision of a Statute includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other Statute or any order, regulation, instrument or other subordinate legislation made under such Statute or statutory provision or under the Statute under which such statutory instrument was made,

(C)

words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a “person” includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate,

(D)	“mental disorder” means mental disorder as defined in section 3 of the Mental Health Act 2001,

(E)

a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular security, share, class of shares or class of securities or renounceable right of allotment of a share is a Participating Security,

(F)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for such purpose,

(G)	headings do not affect the interpretation of any Article,

(H)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding the terms,

(I)

any reference to a dividend includes any dividend or other distribution, in cash or by the distribution of assets, paid or distributed to shareholders out of the profits of the Company available for distribution, and includes final dividends, interim dividends and bonus dividends;

(J)

reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act, and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act, and

(K)

the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

1.3	These Articles shall be governed by and construed in accordance with Irish law.

2	OPTIONAL PROVISIONS OF THE ACT

2.1

Without prejudice to section 1007(4) of the Act and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provisions (as defined in section 1007(2) of the Act) of the Act, any such optional provisions shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions.

2.2

Sections 43(2), 43(3), 66(4), 77 to 81, 95(1)(a), 96(2) to (11), 124, 125, 126, 144(3), 144(4), 148(2), 158, 159, 160, 161, 162, 181(6), 182(2) and (5), 183(3) and (6), 187, 188, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company.

CAPITAL

3	SHARE CAPITAL

3.1

The authorised share capital of the Company is: $37,500,550,000 divided into 500,000,000 ordinary shares of $75 each, 500,000,000 ordinary shares of $0.001 each and 50,000,000 preferred shares of $0.001 each, and €25,000 divided into 25,000 deferred ordinary shares of €1.00 each.

3.2

Subject to the provisions of the Statutes and of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the capital of the Company may be issued with such preferred, deferred, qualified or other special rights and privileges and with such conditions restrictions or qualifications, whether in regard to preference, dividend, capital (including return of capital), voting or otherwise (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time by Ordinary Resolution determine or, if the Company does not so determine, as the Directors may determine.

3.3

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased shareholder.

3.4	The Company shall not be bound to register more than four persons as joint holders of any share.

4	ORDINARY SHARES

4.1	The Ordinary Shares shall entitle the holders thereof to the rights set out below:

(A)	the Directors may declare and pay dividends on the Ordinary Shares in accordance with Article 121 to Article 132;

(B)

on a return of capital of the Company on a winding-up or otherwise, any surplus assets of the Company available for distribution to the holders of Ordinary Shares shall, be distributed to each holder of an Ordinary Share pro rata to its shareholding;

(C)

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and / or to vote at a general meeting and to the provisions of Article 62, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder; and

(D)	Ordinary Shares are freely transferable in accordance with Article 39.

4.2

Unless the Directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be automatically deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person pursuant to which the Company acquires, agrees to acquire or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

4.3	The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the operation of Article 4.2.

5	PREFERRED SHARES

5.1

The Preferred Shares may, from time to time, be allotted and issued, in one or more classes or series designated by the Directors, and the Directors are authorised to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series of Preferred Shares may be:

(A)

redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

(B)

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

(C)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

(D)

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 5.1. The Board may at any time before the allotment of any Preferred Share (or class or series thereof) by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares (or class or series thereof).

5.2

The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1.

6	DEFERRED ORDINARY SHARES

6.1	The Deferred Ordinary Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the Ordinary Shares until the Scheme Effective Time.

6.2	From the Scheme Effective Time:

(A)	the holders of the Deferred Ordinary Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting.

(B)

the holders of the Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this Article) and shall not be entitled to any further or other right of participation in the assets of the Company;

(C)

on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Ordinary Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Ordinary Shares and shall be paid only after the holders of Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of €5,000,000 on each such Ordinary Share; and

(D)

the Company as agent for the holders of Deferred Ordinary Shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person as the Directors determine) to acquire, or to accept the surrender of, the Deferred Ordinary Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Ordinary Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Ordinary Shares may be made by the Directors depositing at the Registered Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Ordinary Shares. A person whose shares have been acquired or surrendered in accordance with this Article shall cease to be a shareholder in respect of such Deferred Ordinary Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this Article shall be deemed to be validly issued notwithstanding the provisions of Articles 140 to 146 inclusive. The provisions of Article 4.2 shall apply to any acquisition of Deferred Ordinary Shares for valuable consideration as if reference therein to an Ordinary Share was to a Deferred Ordinary Share.

7	SECTION 1021: ALLOTMENT AUTHORITY

The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as of the date of adoption of these Articles (including any shares acquired or redeemed by the Company pursuant to the provisions of the Act and held as treasury shares), and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such authority, make an offer or agreement which would, or might, require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this Article 7 had not expired.

8	SECTION 1023: PRE-EMPTION DISAPPLICATION

The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 7 as if section 1022(1) of the Act did not apply to any such allotment, and, unless it is renewed or a longer period of time is allowed under applicable law, this power shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such power, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 8 had not expired.

9	RESIDUAL ALLOTMENT PROVISIONS

9.1

Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, re-classify, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with the Act, and so that the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Act, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorized by the Directors.

9.2

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

9.3	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act).

9.4	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.5

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the share.

10	SHAREHOLDER RIGHTS PLAN

10.1

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may exercise any power of the Company to establish a shareholders’ rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

10.2

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (a) to subscribe for Ordinary Shares, Preferred Shares or another class of shares of the Company and/or (b) to acquire Depositary Interests issued by the Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

10.3

The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 10.1 and 10.2 above, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(A)	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

(B)	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all shareholders of the Company (or holders of Depositary Interests);

(C)	the Board would have additional time to gather relevant information or pursue appropriate strategies;

(D)	the success of the Company would be promoted for the benefit of its shareholders as a whole;

(E)	the long term interests of the Company, its shareholders and its business would be safeguarded; and/or

(F)	the Company would not suffer serious economic harm.

10.4

Subject to the provisions of the Act and the Irish Takeover Rules, the Board may determine not to redeem the Rights and, accordingly, exercise any power of the Company to (a) allot shares of the Company pursuant to the exercise of the Rights or (b) exchange or cause to be exchanged all or part of the Rights (in each case other than Rights held by an Acquiring Person) for Ordinary Shares, Preferred Shares, another class of shares of the Company and/or Depositary Interests (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights and, accordingly, to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of a majority of the Board members present at a duly convened meeting of the Board, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and, accordingly, to exercise any power of the Company to effect an Exchange or to allot shares in the Company, would improve the likelihood that:

(A)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(B)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares (or Depositary Interests) would be prevented;

(C)

any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its shareholders as a whole will be prevented;

(D)	the long term interests of the Company and/or, its shareholders and its business would be safeguarded; and/or

(E)	the Company would not suffer serious economic harm.

10.5

For the purposes of this Article 10, a person (an “Acquiring Person”) shall be deemed to have control (“Control”) of the Company if he or she, either alone or with any group of affiliated or associated persons and/or with anyone with whom he or she is acting in concert, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, and/or with anyone with whom he or she is acting in concert, possesses or is entitled to acquire:

(A)	interests in shares carrying 20% or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(B)

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the shareholders (without regard to any rights which he, she or any other person has as a loan creditor) entitle him or her to receive 20% or more of the income or assets so distributed; or

(C)

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him or her to receive 20% or more of the assets of the Company which would then be available for distribution among the shareholders.

10.6	For the purposes of this Article 10:

(A)

“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group of affiliated or associated persons” shall have the meaning given to such terms under the United States federal securities laws, including the Exchange Act;

(B)

a person shall be treated as entitled to acquire anything which he or she is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent; and

(C)

there shall be attributed to any person (other than a Depositary) any rights or powers which another person possesses on his or her behalf or may be required to exercise at his discretion or on his or her behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person).

10.7

The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

11	COMMISSIONS AND BROKERAGE

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the capital of the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to the provisions of the Act and such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

12	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

13	FINANCIAL ASSISTANCE

Save as permitted by the Statutes, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or, where the Company is a subsidiary, in its holding company.

14	REDEMPTION AND REPURCHASE OF OWN SHARES

14.1	Subject to the provisions of the Act and the other provisions of these Articles, and without prejudice to the provisions of Articles 4.3 and 5.2, the Company may:

(A)

pursuant to section 66(4) of the Act, issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders on such terms and in such manner as may be determined by the Directors;

(B)

redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

(C)

subject to or in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, acquire any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders, including shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes or cancel them; or

(D)	convert any of its shares into Redeemable Shares.

14.2	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act.

14.3

Unless the Board determines otherwise, the holder of any shares being purchased or redeemed shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

15	VARIATION OF CLASS RIGHTS

15.1

Subject to the provisions of the Act and the other provisions of these Articles and without prejudice to the provisions of Articles 4.3 and 5.2, if at any time the share capital is divided into different classes of shares, the rights attached to any class of shares may, whether or not the Company is being wound up, be varied or abrogated:

(A)	with the consent in writing from the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

(B)

with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class sanctioning the variation, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum for such a meeting. To every such meeting the provision of Article 46.5 shall apply.

15.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

(A)	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) therewith;

(B)	the operation of Article 4.2;

(C)	the issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1; or

(D)	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

16	VARIATION OF COMPANY CAPITAL

16.1	The Company may by Ordinary Resolution vary its company capital as permitted by section 83 of the Act.

17	FRACTIONS

17.1

If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to shareholders, the Board may on behalf of the shareholders deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

17.2

The Board may sell shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than €5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

17.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 17.2 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

17.4

In relation to such fractions, the Board may issue, subject to the Statutes, to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his or her holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an Ordinary Resolution of the Company pursuant to Article 132. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 132 without the sanction of an Ordinary Resolution of the Company.

18	REDUCTION OF SHARE CAPITAL

The Company may by Special Resolution reduce its company capital in any way it thinks expedient as permitted by section 84 of the Act.

CERTIFICATED SHARES

19	RIGHT TO CERTIFICATES

19.1

Subject to the Statutes, the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading, and these Articles, every person (except any person in respect of whom the Company is not required by the Statutes to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to receive within one month after allotment or within one month of lodgement of a transfer (unless the conditions of issue provide for a longer interval), one certificate for all the certificated shares of a class registered in his or her name or, in the case of certificated shares of more than one class being registered in his or her name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

19.2

Where a shareholder transfers part of his or her shares comprised in a certificate, the old certificate shall be cancelled and he or she shall be entitled, without charge, to one certificate for the balance of the certificated shares retained by him or her.

19.3

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

19.4

In the case of joint holders of shares held in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

19.5

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading (including by way of signature or facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature).

20	REPLACEMENT CERTIFICATES

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

UNCERTIFICATED SHARES

21	UNCERTIFICATED SHARES

21.1	The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

21.2

Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to certificated shares or to uncertificated shares.

21.3

Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

21.4

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

21.5	The Board may establish regulations not included in these Articles which (in addition to or in substitution for any provisions in these Articles):

(A)	apply to the issue, holding or transfer of uncertificated shares;

(B)	set out (where appropriate) the procedures for conversion and/or redemption of uncertificated shares; and/or

(C)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Regulations and/or the Operator’s rules and practices.

21.6

Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Securities Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 21.4 will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

21.7

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

21.8

For any purpose under these Articles, the Company may treat a shareholder’s holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

21.9

Where the Company is entitled under the Statutes, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or impose a restriction on or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated

Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(A)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(B)

altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(C)	requiring any holder of such shares, by notice in writing to him or her, to change his or her holding of such uncertificated shares into certificated form within any specified period;

(D)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(E)

otherwise rectify or change the Share Register in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Share Register as the next holder of such shares); and/or

(F)

appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

21.10

The Company shall enter on the Share Register how many shares are held by each shareholder in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Uncertificated Securities Regulations and the relevant system concerned.

21.11	The provisions of Articles 19 and 20 shall not apply to uncertificated shares.

LIEN ON SHARES

22	COMPANY’S LIEN ON SHARES NOT FULLY PAID

22.1

The Company shall have a first and paramount lien on each issued share (not being a fully paid share) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

22.2	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

(A)	the Company may have notice of any equitable or other interest of any person in any such share; or

(B)	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

22.3	The Board may resolve that any share be exempt wholly or in part from this Article.

23	ENFORCEMENT OF LIEN BY SALE

23.1

For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen clear day period and stating that if the notice is not complied with the shares may be sold.

23.2	To give effect to such sale the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 to effect a transfer of the shares.

23.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 23.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

23.4

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

23.5

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Share Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any shareholder and whether in consequence of:

(A)	the death of such shareholder;

(B)	the non-payment of any income tax or other tax by such shareholder;

(C)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such shareholder or by or out of her estate; or

(D)	any other act or thing,

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(1)	the Company shall be fully indemnified by such shareholder or her executor or administrator from all liability;

(2)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Share Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(3)

the Company may recover as a debt due from such shareholder or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(4)

the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such shareholder or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

23.6

Subject to the rights conferred upon the holders of any class of shares, nothing in Article 23.5 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such shareholder as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS

24	CALLS

24.1

Subject to the terms on which shares are allotted, the Board may make calls on the shareholders (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such shareholder or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

24.2

A call may be made payable by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part as the Board may decide. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

24.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

25	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

26	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding the appropriate rate (as defined by the Act), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

27	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

28	PAYMENT IN ADVANCE OF CALLS

28.1

The Board may, if it thinks fit, receive from any shareholder (or any person entitled by transmission) willing to advance the same or all or any part of the amount uncalled and unpaid on the shares held by him or her (or to which he or she is entitled). The liability of each such shareholder or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding the appropriate rate (as defined by the Act) as the Board may decide.

28.2

No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

29	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no shareholder shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a shareholder until he or she has paid all calls due and payable on every share held by him or her, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

30	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

31	FORFEITURE AFTER NOTICE OF UNPAID CALL

31.1

If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

31.2

The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

31.3

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

31.4

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the shareholder sued is entered in the Share Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

32	NOTICE AFTER FORFEITURE

32.1

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Share Register. No forfeiture will be invalidated by any omission to give such notice or make such entry.

32.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

33	CONSEQUENCES OF FORFEITURE

33.1

Subject to the provisions of the Act, a share shall, on its forfeiture, become the property of the Company and all interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

33.2	The holder of a share (or the person entitled to it by transmission) which is forfeited or surrendered shall:

(A)	on its forfeiture or surrender cease to be a shareholder (or a person entitled) in respect of it;

(B)	if a certificated share, surrender to the Company for cancellation the certificate for the share;

(C)

remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

(D)

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal, but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

33.3

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

33.4

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 1062 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

34	DISPOSAL OF FORFEITED SHARE

34.1

Subject to the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

(A)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

34.2

The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he or she shall be registered as the holder of the share.

34.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 34.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

35	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His or her title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

36	SALE OF SHARES

36.1	The Company may sell at the best price reasonably obtainable any share of a shareholder, or any share to which a person is entitled by transmission, if:

(A)

during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this Article 36.1 (or, if published on different dates, the earlier or earliest of them):

(1)

no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the shareholder or to the person entitled by transmission to the share, at his or her address in the Share Register or other address last known to the Company has been cashed;

(2)

no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the shareholder (or person entitled by transmission to the share) or by transfer of funds by means of the Uncertificated System; and

(3)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such shareholder or person,

provided that during such twelve (12) year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

(B)

on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Share Register or other last known address of the shareholder or the person entitled by transmission to the share or the address for the service of notices on such shareholder or person notified to the Company in accordance with these Articles is located;

(C)	such advertisements, if not published on the same day, are published within thirty (30) days of each other; and

(D)

during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this Article 36.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the shareholder or person entitled by transmission.

36.2	To give effect to a sale pursuant to Article 36.1, the Board may:

(A)

in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(B)	in the case of uncertificated shares, exercise any power conferred on it by Article 21.9 (uncertificated shares) to effect a transfer of the shares.

36.3

The transferee will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 36.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

37	APPLICATION OF SALE PROCEEDS

The Company shall account to the shareholder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such shareholder or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such shareholder or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

38	APPLICABLE ESCHEATMENT LAWS

38.1

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any shareholder and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

38.2

The Company may only exercise the powers granted to it in Article 38.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant shareholder.

38.3	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to Article 36.1 may be executed in accordance with Article 39.2.

TRANSFER OF SHARES

39	FORM OF TRANSFER

39.1	Subject to these Articles, a shareholder may transfer all or any of his or her shares:

(A)

in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

(B)	in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

39.2

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any such person that the Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Share Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

39.3

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (a) seek reimbursement of the stamp duty from the transferee, (b) set-off the stamp duty against any dividends payable to the transferee of those shares and (c) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

39.4	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Share Register in respect of it.

39.5

The Board may at any time after the allotment of any share but before any person has been entered in the Share Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

40	REGISTRATION OF A CERTIFICATED SHARE TRANSFER

40.1	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(A)	any transfer of a share which is not fully paid; or

(B)	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

40.2	Subject to these Articles, the Board may, in its absolute discretion, refuse to register the transfer of a certificated share or the renunciation of a permissible letter of allotment unless:

(A)	it is in respect of a share on which the Company has no lien;

(B)	it is in respect of only one class of shares;

(C)	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(D)	it is duly stamped (if required);

(E)	a fee of €10 or such lesser sum as the Directors may from time to time require, is paid to the Company; and

(F)

it is delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Act to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him or her of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of such person to do so.

40.3

If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renounce together with their reasons for the refusal. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

40.4	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor.

40.5	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

40.6

All instruments of transfer which shall be registered shall (except in case of fraud) remain the property of the Company and be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

41	REGISTRATION OF AN UNCERTIFICATED SHARE TRANSFER

41.1

The Board shall, subject to compliance with applicable Statutes, register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the Board may refuse (subject to any relevant requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

41.2

If the Board refuses to register any such transfer or renunciation the Company shall, within two months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

42	CLOSING OF REGISTER OF MEMBERS

Subject to the provisions of the Act and, in the case of any shares of a class which is a Participating Security, the Uncertificated Securities Regulations, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty (30) days in any year, as the Board may decide.

TRANSMISSION OF SHARES

43	ON DEATH

If a shareholder dies, the survivors or survivor where he or she was a joint holder, or his or her personal representatives where he or she was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him or her solely or jointly.

44	ELECTION OF PERSON ENTITLED BY TRANSMISSION

44.1

A person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his or her title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him or her so registered. If he or she elects to be registered himself or herself, he or she shall give notice to the Company to that effect. If he or she elects to have some other person registered, he or she shall:

(A)	in the case of a certificated share, execute an instrument of transfer of such share to such person; and

(B)	in the case of an uncertificated share, either:

(1)	procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

(2)	change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

44.2

All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to in Article 44.1 as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the shareholder and the event giving rise to the transmission had not occurred.

44.3

The Board may give notice requiring a person to make the election referred to in Article 44.1. If such notice is not complied with within sixty (60) days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

45	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

46	ANNUAL AND OTHER GENERAL MEETINGS

46.1

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This Article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

46.2	Subject to the Act, all general meetings of the Company shall be held at such time and place as the Board shall determine.

46.3	All general meetings other than annual general meetings shall be called extraordinary general meetings.

46.4

The Board may, whenever it thinks fit, convene an extraordinary general meeting. An extraordinary general meeting shall, also be convened on such requisition, or in default may be convened by such requisitionists, as provided in the Act.

46.5

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(A)

the necessary quorum at any such meeting (or adjournment thereof) shall be shareholders of that class who together represent at least the majority of the voting rights of all the shareholders of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

(B)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

47	NOTICE OF GENERAL MEETINGS

47.1	A general meeting that is an annual general meeting shall be convened by not less than twenty-one (21) clear days’ and no more than sixty (60) clear days’ notice.

47.2	Subject to the provisions of the Act and these Articles, all extraordinary general meetings shall be convened by not less than fourteen (14) clear days’ and no more than sixty (60) clear days’ notice.

47.3

Subject to the provisions of the Act and notwithstanding that it is convened by shorter notice than that specified in Articles 47.1 and 47.2, a general meeting shall be deemed to have been duly convened if it is so agreed by:

(A)	all the shareholders entitled to attend and vote at the meeting; and

(B)	the Auditors.

47.4	Subject to the provisions of the Act, a notice convening a general meeting shall specify:

(A)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(B)	the place, the day and the time of the meeting;

(C)	the general nature of that business to be transacted at the meeting;

(D)	if the meeting is convened to consider a proposed Special Resolution, the text or substance of that proposed Special Resolution; and

(E)

with reasonable prominence, that (i) a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her (ii) a proxy need not also be a shareholder; and (iii) the time by which the proxy must be received at the Registered Office (or some other place in Ireland as is specified for that purpose).

47.5	Subject to the provisions of the Act, notice of every general meeting shall be given in any manner permitted by these Articles to:

(A)	every shareholder;

(B)	the personal representative of a deceased shareholder;

(C)	the assignee in bankruptcy of a bankrupt shareholder (being a bankrupt shareholder who is entitled to vote at the meeting);

(D)	the Directors and Secretary of the Company; and

(E)	the Auditors.

47.6

The notice of every general meeting may specify a time by which a person must be entered on the Share Register in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations).

47.7

The Board may determine that the shareholders entitled to receive notice of a meeting are those persons entered on the Share Register at the close of business on a day determined by the Board (subject to the Uncertificated Securities Regulations).

47.8

The accidental omission to send or give notice of a meeting to or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

48	QUORUM FOR GENERAL MEETING

48.1

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum will comprise qualifying persons who together are entitled to cast at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting, on a poll. For the purposes of this Article 48.1 a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his or her appointment relates and not any other voting rights held by the shareholder he or she represents.

48.2

For the purposes of this Article, a “qualifying person” means (i) an individual who is a shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his or her validly appointed attorney, (ii) a person authorised under section 185 of the Act to act as the representative of a corporation in relation to the meeting, or (iii) a person appointed as a proxy of a shareholder in relation to the meeting. The Board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy.

48.3	The absence of a quorum will not prevent the appointment of a chairperson of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

49	PROCEDURE IF QUORUM NOT PRESENT

49.1

If within fifteen (15) minutes (or such longer time not exceeding one hour as the chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(A)	if convened on the requisition of shareholders, shall be dissolved; and

(B)

in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairperson (or, in default, the Board) may, subject to the provisions of the Act, determine.

49.2	If at such adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

50	CHAIRPERSON OF GENERAL MEETING

The chairperson (if any) of the Board or, in his or her absence, the vice or deputy chairperson (if any) shall preside as chairperson at a general meeting. If there is no chairperson or vice or deputy chairperson, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairperson of the meeting. If only one Director is present and willing to act, he or she shall be chairperson of the meeting. In default, the shareholders present in person and entitled to vote shall choose one of their number to be chairperson of the meeting.

51	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

A Director (and any other person invited by the chairperson of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he or she is a shareholder.

52	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairperson of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all shareholders entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available to ensure that a shareholder who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(A)	to participate in the business for which the meeting has been convened;

(B)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(C)	to be heard and seen by all other persons present in the same way.

53	SECURITY

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

54	POWER TO ADJOURN

54.1

The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting, from time to time (or indefinitely) and from place to place as the chairperson shall determine.

54.2

Without prejudice to any other power of adjournment which the chairperson of the meeting may have under these Articles, at common law or otherwise, the chairperson may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to:

(A)	secure the proper and orderly conduct of the meeting; or

(B)	give all persons entitled to do so an opportunity of attending the meeting; or

(C)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(D)	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

54.3

Without prejudice to the generality of the foregoing, the chairperson of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

55	NOTICE OF ADJOURNED MEETING

Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

56	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

57	THE BUSINESS OF THE ANNUAL GENERAL MEETINGS

57.1	Subject to the provisions of the Act and these Articles, the business of the annual general meeting shall include those matters provided for in section 186 of the Act.

57.2	No business may be transacted at a general meeting, other than business that:

(A)	is proposed by, or at the direction of, the Directors;

(B)	is proposed, in the case of an extraordinary general meeting, by requisition of shareholders, in accordance with the provisions of the Act;

(C)	is proposed, in the case of an annual general meeting, by shareholders in accordance with the provisions of Articles 58 and 59;

(D)	is proposed, at the direction of the High Court of Ireland; or

(E)	the chairperson of the general meeting determines, in his sole and absolute discretion, is business that may properly be regarded as within the scope of the meeting.

58	PROPOSED SHAREHOLDER RESOLUTIONS

58.1

Any request by a shareholder or shareholders to propose a resolution at a general meeting of the Company must, in order for the resolution to be properly moved at a meeting of the Company (i) comply with the requirements of the Act and the requirements of Article 59 and (ii) contain:

(A)	to the extent that the request relates to the nomination of a Director, as to each person whom the shareholder(s) propose(s) to nominate for election or re-election as a Director:

(1)

all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(2)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and any Shareholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder(s) making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant;

(B)

to the extent that that request relates to any business other than the nomination of a Director that the shareholder(s) propose(s) to bring before the meeting, a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of such shareholder(s) and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder(s) or any Shareholder Associated Person therefrom;

(C)	as to the shareholder(s) giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made:

(1)	the name and address of such shareholder(s), as they appear on the Company’s books, and of such Shareholder Associated Persons, if any;

(2)	the class and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder(s) and such Shareholder Associated Persons, if any;

(3)

any “Derivative Instrument” owned beneficially, directly or indirectly, by such shareholder or Shareholder Associated Person(s), being any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder(s) and such Shareholder Associated Persons, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(4)

any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) and such Shareholder Associated Persons, if any, have the right to vote any class or series of shares of the Company;

(5)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder(s) and such Shareholder Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder(s), and such Shareholder Associated Persons, if any, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(6)

any rights to dividends on the shares of the Company owned beneficially by such shareholder(s) and such Shareholder Associated Persons, if any, that are separated or separable from the underlying shares of the Company;

(7)

any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such shareholder(s), and such Shareholder Associated Persons, if any;

(8)

any other information relating to such shareholder(s) or such other beneficial owner or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(9)

to the extent known by the shareholder(s) giving the notice, and such Shareholder Associated Persons, if any, the name and address of any other shareholder or, as the case may be, the Shareholder Associated Person of such other shareholder, supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request, and

(D)	the information required in Article 58 (C) above shall be updated by such shareholder(s) as of the record date for the meeting not later than three days after the record date for the meeting.

58.2

To be eligible to be a nominee of any shareholder(s) for election or re-election as a Director of the Company, save where such election or re-election is at the recommendation of the Board, a person must deliver (in accordance, in the case of a resolution proposed to be moved at an annual general meeting of the Company, with the time periods prescribed in Article 59.1 for delivery of a request pursuant to Article 58.1) to the Secretary at the Registered Office a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the Company, with such individual’s fiduciary and other Director’s duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time and (d) irrevocably submits his or her resignation as a Director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

58.3

Except as otherwise provided by law or the Articles, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set out in this Article 58 and, in the case of an annual general meeting, in Article 59 and, if any proposed nomination or other business is not in compliance with this Article 58 and, in the case of an annual general meeting, Article 59, to declare that such defective proposal or nomination shall be disregarded.

58.4

For the purposes of this Article 58, where nominations of persons for appointment to the board and/or proposals of other business to be considered by the shareholders (as the case may be) are made by or on behalf of more than one shareholder or Shareholder Associated Person, references to a shareholder or Shareholder Associated Person in relation to notice and other information requirements shall apply to each shareholder or Shareholder Associated Person, respectively, as the context requires.

58.5

For the purpose of this Article 58, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of the Company owned of record or beneficially by such shareholder or in which such shareholder is interested or in respect of which such shareholder has the ability to direct votes, and (iii) any person controlling, controlled by or under common control with a person of the kind referred to in sub-paragraphs (i) or (ii), and for these purposes “control”, when used with respect to any person, means the possession, directly or indirectly, of the power to manage or direct the management, policies or activities of such person, whether through the ownership of voting securities, by contract, or otherwise and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

59	TIME FOR RECEIVING REQUESTS

59.1

In the case of a resolution proposed to be moved at an annual general meeting of the Company, a shareholder or Shareholder Associated Person who makes a request to which Article 58.1 relates, must deliver any such request in writing to the Secretary at the Registered Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first anniversary of the preceding year’s annual general meeting, notice by the shareholder must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the fifth (5th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Article.

59.2

For the purposes of the annual general meeting of the Company to be held in 2019, references in this Article 59 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2018 annual general meeting of STERIS UK.

59.3

Notwithstanding anything in the foregoing provisions of this Article 59 to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased board of Directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a shareholder’s notice required by this Article 59 shall also be considered as validly delivered in accordance with Article 59, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Company’s registered not later than 5.00 p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

59.4

For purposes of this Article 59, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

59.5

Notwithstanding the provisions of Article 58 or the foregoing provisions of this Article 59, a shareholder shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 58 and this Article 59. Nothing in Article 58 or this Article 59 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or the Act.

VOTING

60	VOTING AT A GENERAL MEETING

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by Ordinary Resolution of the shareholders passed unanimously at a general meeting of the Company.

61	POLL PROCEDURE

61.1

Each poll shall be conducted in such a manner as the chairperson directs, and the result of the poll shall be deemed to be the resolution in relation to the matter concerned, of the meeting at which the poll was taken.

61.2

In advance of any meeting, the chairperson shall appoint scrutineers or inspectors who need not be shareholders, to act at the meeting. The chairperson may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer is willing or able to act at a meeting, the chairperson shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

61.3

Each scrutineer or inspector appointed in accordance with this Article 61 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the Board, that he or she will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his or her ability.

61.4

Any poll conducted on the election of the chairperson or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place at the chairperson decides, either at once or after an interval or adjournment.

61.5

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

61.6	A shareholder entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

62	VOTES OF MEMBERS

62.1

Every shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of shareholders of the Company) who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative or by duly appointed proxy shall have one vote for every share of which he or she is the holder.

62.2

In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Share Register in respect of the joint holding.

62.3

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in Ireland, the United States or elsewhere) in matters concerning mental disorder or incapacity may vote by his or her guardian or other person duly authorised to act on his or her behalf, who may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

62.4

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

63	CHAIRPERSON’S CASTING VOTE

In the case of an equality of votes, the chairperson of the meeting shall be entitled to a further or casting vote in addition to any other vote he or she may have or be entitled to exercise.

64	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until he or she has paid all calls due and payable on every share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

65	PROXY INSTRUMENT

65.1

Every shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve, subject to compliance with any requirements as to form under the Act and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor but need not be witnessed. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A shareholder may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. A proxy need not be a shareholder. The appointment of a proxy shall not preclude a shareholder from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

65.2	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

(A)

in the case of an instrument in writing be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(B)	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(1)	in the notice convening the meeting; or

(2)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(3)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(C)	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

(D)

unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

65.3

When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

65.4

The Board may at the expense of the Company send forms of appointment of proxy to the shareholders by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

65.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place as is referred to in Article 65.2, not less than forty eight (48) hours (excluding days which are not working days) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

66	CORPORATE REPRESENTATIVES

In accordance with the Act, any corporation which is a shareholder entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual shareholder. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such person before permitting him or her to exercise his or her powers.

67	AMENDMENT TO RESOLUTIONS

67.1

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairperson of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

67.2

In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairperson of the meeting in his or her absolute discretion decides that it may be considered or voted on.

68	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairperson of the meeting, who shall not be obliged to take it into account unless he or she considers it to be of sufficient magnitude to affect the decision of the meeting. The chairperson’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

69	FAILURE TO DISCLOSE INTERESTS IN SHARES

69.1	For the purpose of this Article:

(A)	“Exempt Transfer” means, in relation to shares held by a shareholder:

(1)	a transfer pursuant to acceptance of a takeover (as defined in the Irish Takeover Panel Act, 1997) for the Company or in relation to any of its shares;

(2)

a transfer in consequence of a sale made through a market recognised for the purpose of section 1072 of the Act or any stock exchange selected by the Company outside Ireland on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(3)

a transfer made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a bona fide unconnected third party, that is to say one who, in the reasonable opinion of the Board, is unconnected with the shareholder or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a Direction Notice is then in force or a person appearing to be interested in any such shares) and/or the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first mentioned shares will following such transfer have any interest in such shares;

(B)

a person shall be treated as appearing to be “interested” in any shares if the shareholder holding such shares has given to the Company information in response to a notice from the Company pursuant to section 1062 of the Act (a “Section 1062 Notice”) which names such person as being so interested or if the Company (after taking into account information provided in response to the relevant Section 1062 Notice and any other notification under the Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to “interests in shares” shall be construed in accordance with section 1059 of the Act;

(C)

a person, other than the shareholder holding a share, shall be treated as appearing to be interested in such share if the shareholder has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a duly served Section 1062 Notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(D)	reference to a person having failed to give to the Company information required by a Section 1062 Notice, or being in default of supplying such information, includes references to his or her having:

(1)	failed or refused to give all or any part of such information; and

(2)	given information which he or she knows to be false in a material particular or recklessly given information which is false in a material particular; and

(E)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

69.2

Where a Section 1062 Notice is given by the Company to a shareholder, or another person appearing to be interested in shares held by such shareholder, and the shareholder or other person has failed in relation to any shares (“Default Shares”) (which expression applies also to any shares issued after the date of the Section 1062 Notice in respect of those shares and to any other shares registered in the name of such shareholder at any time whilst the default subsists) to give the Company the information required within the time period specified in such notice, then provided that ten (10) clear days have elapsed since service of the Section 1062 Notice, the Board may at any time thereafter at its absolute discretion by notice to such shareholder (a “Direction Notice”) direct that:

(A)

the shareholder which is the subject of a Direction Notice is not, in respect of the Default Shares entitled to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll.

(B)	in respect of the Default Shares that represent, at the date of the Direction Notice, 0.25% or more in nominal value of the issued shares of their class:

(1)

any dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(2)	the shareholder shall not be entitled to elect, pursuant to Article 130 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

(3)

the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(a)	the transfer is an Exempt Transfer; or

(b)

the shareholder is not himself or herself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer, and

(c)	the shareholder which is the subject of a Direction Notice is in breach of these Articles.

69.3

The Company shall send a copy of the Direction Notice to each other person appearing to be interested in the relevant Default Shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

69.4

Where any person appearing to be interested in any shares has been served with a Section 1062 Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary and references to Default Shares shall be construed accordingly.

69.5

Where a person who has an interest in Depositary Interests receives a Section 1062 Notice, that person is considered for the purposes of this Article 69.5 to have an interest in the number of shares represented by those Depositary Interests which is specified in the Section 1062 Notice and not in the remainder of the shares held by the Depositary or in which the Depositary is otherwise interested.

69.6

Where the shareholder on whom a Section 1062 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

69.7	The sanctions under Article 69.2 shall cease to apply seven days after the earlier of:

(A)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(B)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the Section 1062 Notice.

69.8	The Board may, to enable the Company to deal with Default Shares in accordance with the provisions of this Article:

(A)

give notice in writing to any shareholder holding Default Shares in uncertificated form or to any other person who is interested in Default Shares which are represented by Depositary Interests, requiring the shareholder who holds such Default Shares and/or the person holding Depositary Interests;

(B)

to change his or her holding of such shares from uncertificated form into certificated form in the name of the shareholder or his or her holding of such shares represented by Depositary Interests into certificated shares only in the name of the person who is interested in the Depositary Interests, as applicable, within a specified period; and

(C)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(D)

appoint any person to take any steps, by instruction by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such Default Shares from uncertificated form into certificated form or where a person has an interest in Default Shares which are represented by Depositary Interests to change such Default Shares represented by Depositary Interests into certificated form only in the name of the interested person (and such steps shall be effective as if they had been taken by such holder).

69.9

None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 1062 and 1066 of the Act or any order made by the court under section 1066 or elsewhere under Part 17 Chapter 4 of the Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

70	NUMBER OF DIRECTORS

The number of Directors shall be as the Board may determine from time to time and at the date of adoption of these Articles shall be not more than 15 (fifteen) and not less than 7 (seven).

71	COMPANY’S POWER TO APPOINT DIRECTORS

71.1

Subject to these Articles, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

71.2

A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an Ordinary Resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

72	BOARD’S POWER TO APPOINT DIRECTORS

Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

73	APPOINTMENT OF EXECUTIVE DIRECTORS

Subject to the Act, the Board may appoint one or more of its members to an executive office or other position of employment with the Company for such term (subject to the Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

74	APPOINTMENT OF OTHER OFFICERS

The Board may appoint such other officers as the Directors may, from time to time, determine, including but not limited to, chief executive officer, chief financial officer, president, vice president, vice chairperson, Secretary, assistant secretary, treasurer, controller and assistant treasurer. The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed from that office at any time at the pleasure of the Board.

75	ANNUAL RE-ELECTION

75.1	Commencing with the annual general meeting of the Company in 2019, Directors shall stand for re-election at each annual general meeting of the Company.

75.2

Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Board pursuant to Article 72, or until his or her earlier resignation or removal in accordance with these Articles or the Act.

75.3	A Director whose term expires at an annual general meeting may, if willing to act, be re-appointed.

76	ELIGIBILITY OF NEW DIRECTORS

No person shall be eligible for nomination for election or re-election as Director at any general meeting unless:

(A)	he is recommended by the Board for appointment or, in the case of a Director retiring, re-appointment; or

(B)	in any other case, the requirements of Article 58 and 59 in respect of nominations of Directors are satisfied.

77	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal under the Act and subject to the provisions of these Articles, including, without limitation, Articles 58, 59 and 76 the Company may:

(A)

by Ordinary Resolution, of which special notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his or her period of office, but without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company; and

(B)	by Ordinary Resolution appoint another person in place of a Director removed under Article 77(A)); and

(C)	without prejudice to the powers of the Directors in Article 72, appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

Any person so appointed under Article 77(B) shall be treated, for the purposes of determining the time at which he, she or any other Director is to retire, as if he or she had become a Director on the day on which the person in whose place he or she is appointed was last appointed or re-appointed a Director.

78	VACATION OF DIRECTOR’S OFFICE

78.1	Without prejudice to the provisions in these Articles for retirement, the office of a Director shall be vacated if:

(A)	he resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

(B)	he only held office as a Director for a fixed term and such term expires;

(C)	he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law from being a Director;

(D)

he becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

(E)

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his or her detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his or her property or affairs or he or she is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his or her office be vacated;

(F)	he is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated;

(G)	he is removed from office by notice in writing addressed to him or her at his or her address as shown in the Company’s register of directors and signed by not less than three-quarters of all the Directors in number (rounded down to the nearest whole number and excluding the Director in question) (without prejudice to any claim for damages which he or she may have for breach of contract against the Company); or

(H)	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that his or her office be vacated.

78.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

BOARD POWERS

79	BOARD POWERS

79.1

Subject to the Statutes, the Company’s memorandum of association and these Articles and to any directions given by Special Resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

79.2

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

80	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he or she is re-elected during such meeting.

81	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

82	DELEGATION TO COMMITTEES

82.1

The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

82.2	The Board’s power under these Articles to delegate to a committee:

(A)	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

(B)	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

82.3

In addition to the Board’s power to delegate to committees pursuant to this Article 82, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of associated companies as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

83	LOCAL MANAGEMENT

The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality, either in the United States or elsewhere, and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

84	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

85	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

86	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Statutes to make provision for the benefit of persons employed or formerly employed by any Group Member in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Member.

87	OVERSEAS REGISTERS

Subject to the Statutes and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to shareholders and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

88	ASSOCIATE DIRECTORS

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Statutes or these Articles.

89	BORROWING POWERS

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to section 1021 of the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of any third party.

90	CHANGE OF COMPANY NAME

The name of the Company may be changed, subject to the approval of the Registrar of Companies, by a Special Resolution of the Company.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

91	FEES

The Company shall pay to the Directors for their services as Directors such aggregate amount of fees, salary or remuneration as the Board decides. The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary or remuneration payable to him or her under a service agreement or other amount payable to him or her pursuant to other provisions of these Articles and accrues from day to day.

92	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him or her in connection with his or her attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his or her duties as a Director, including (without limitation) any professional fees incurred by him or her (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

93	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee), and may be in addition to or instead of a fee payable to him or her for his or her services as a Director pursuant to these Articles.

94	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairperson or vice-chairperson of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

95	COMPANY PROPERTY

Each Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

96	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Member, a company which is or was allied to or associated with the Company or with a Group Member or a predecessor in business of the Company or of a Group Member (and for any member of his or her family, including a spouse or former spouse, or a person who is or was dependent on him or her). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his or her own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

DIRECTORS’ PROCEEDINGS

97	BOARD MEETINGS

Subject to these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board.

98	NOTICE OF BOARD MEETINGS

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by him or her for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent with leave unless the Director has notified the Company in writing of an address or an address for electronic communications at which notice of such meetings is to be given to him or her when he or she is absent with leave. A Director may be treated as having waived his or her entitlement to notice of a meeting of the Board if he or she has not supplied the Company with the information necessary to ensure that he or she receives notice of a meeting before it takes place. A Director may waive the requirement that notice of any Board meeting be given to him or her, either prospectively or retrospectively.

In this Article “address”, in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

99	QUORUM

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be a majority in number of the Directors in office at the time when the meeting is convened. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

100	BOARD CHAIRPERSON

The Board may appoint any Director to be, and may remove, a chairperson and a vice- or deputy chairperson of the Board. The chairperson or, in his or her absence, the vice- or deputy chairperson, shall preside at all Board meetings. If there is no chairperson or vice- or deputy chairperson, or if at a Board meeting neither the chairperson nor the vice- or deputy chairperson is present within ten minutes after the time appointed for the meeting, or if neither of them is willing to act as chairperson, the Directors present may choose any Director present to be chairperson of the meeting.

101	VOTING

Questions arising at a meeting shall be decided by a simple majority of votes of the Directors present at the meeting. Each Director present and voting shall have one vote. For the avoidance of doubt, in the case of an equality of votes, the chairperson shall have a second or casting vote.

102	TELEPHONE PARTICIPATION

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairperson of the meeting then is.

103	WRITTEN RESOLUTIONS

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and unanimously in number, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and unanimously in number, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

Such a resolution:

(A)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile transmission; and

(B)	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it.

104	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

105	MINUTES

105.1	The Board shall cause minutes to be made of:

(A)	all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

(B)

the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

105.2

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

106	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

107	CONTRACTING WITH THE COMPANY

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any transaction or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him or her in accordance with Article 108.

108	DECLARATION OF INTERESTS

108.1	A Director who is in any way (whether directly or indirectly) interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction. If a declaration of interest under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

Provided that a Director has declared the nature and extent of his or her interest to the other Directors, a Director notwithstanding his or her office:

(A)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(B)

may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 108.1, at or prior to its consideration and any vote thereon; and

(C)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested,

and (i) he or she shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (ii) he or she shall not infringe his duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in such body corporate; (iii) he or she shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such disclosure or use would result in a breach of a duty or obligation of confidence owed by the Director in relation to or in connection with such office or employment; (iv) he or she may absent himself or herself from discussions, whether in meetings of the Directors or otherwise, and exclude himself or herself from information which will or may relate to such office, employment, transaction, arrangement or interest; and (v) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

108.2	For the purposes of Article 108.1:

(A)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(B)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of him or her; and

(C)

a copy of every declaration made and notice given under Article 108.1 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or any shareholder at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

109	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS

109.1

Nothing in section 228(1)(f) of the Act shall restrict a Director from entering into a commitment which has been authorised by the Board or has been authorised pursuant to such authority as may be delegated by the Board in accordance with these Articles which, if not so authorised, would infringe the duty to avoid conflicts of interest as set out in section 228(1)(f) of the Act. As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been expressly authorised by a resolution of the Board. The Directors may give such authorisations upon such terms as they think fit in accordance with the Act. The Directors may vary or terminate any such authorisations at any time.

109.2

If a matter, or office, employment or position has been authorised by the Directors in accordance with this Article 109 then (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and always subject to their right to vary or terminate such authorisations or the permissions set out below):

(A)

the Director shall not be required to disclose any confidential information relating to such matter, or office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him or her in relation to or in connection with that matter, or that office, employment or position;

(B)	the Director may absent himself or herself from meetings of the Directors at which anything relating to that matter will or may be discussed; and

(C)	the Director may make such arrangements as such Director thinks fit for relevant papers to be received and read by a professional adviser on behalf of that Director.

109.3

A Director shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any matter which has been approved by the Directors pursuant to this Article 109 (subject in any such case to any limits or conditions to which such approval was subject).

110	PROHIBITION ON VOTING BY INTERESTED DIRECTORS

Except as otherwise provided in these Articles, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he or she has any material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through the Company or any resolution of the Directors granting him or her authorisation under Article 109. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he or she is debarred from voting.

111	ABILITY OF INTERESTED DIRECTORS TO VOTE

A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(A)

the giving of any security or indemnity to him or her in respect of money lent or obligations incurred by him or her at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(B)

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he, himself or she, herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(C)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he or she is or is to be interested as a participant in the underwriting or sub underwriting thereof;

(D)

any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she is not interested (as that term is used in section 804 of the Act) in 1% or more of any class of the equity share capital of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

(E)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he or she may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Revenue Commissioners for taxation purposes;

(F)

any proposal relating to any arrangement for the benefit of employees under which he or she benefits or may benefit in a similar manner as the employees and which does not accord to him or her as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

(G)	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

112	DIVISION OF PROPOSALS

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to Article 111(D) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

113	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairperson in which case he or she shall withdraw from the meeting and the Board shall elect a deputy chairperson to consider the question in place of the chairperson) be referred to the chairperson of the meeting and his or her ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

114	INTERESTS OF CONNECTED PERSONS

For the purposes of these Articles, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director within the meaning of section 220 of the Act shall be taken to be the interest of that Director.

115	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine. A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of such company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 108.1.

116	REMUNERATION FOR PROFESSIONAL SERVICES

Any Director may act by himself or herself or his or her firm in a professional capacity for the Company and he or his firm or she and her firm shall be entitled to a remuneration for professional services as if he or she was not a Director, provided that nothing herein contained shall authorise a Director or his or her firm to act as the Auditors.

117	DIRECTORSHIPS OF OTHER COMPANIES

Any Director may continue to be or become a Director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him or her as a director of, or holder of any other office or place of profit under, or shareholder of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

SECRETARY

118	SECRETARY

118.1

Subject to the Statutes, the Board shall appoint a Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his or her place.

118.2

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of the Company, and of its Committees and to authenticate records of the Company.

118.3

Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

SEALS AND DOCUMENT AUTHENTICATION

119	SEAL

119.1

The Company shall have a common seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

119.2

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

120	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

120.1

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

120.2

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

121	DECLARATION

Subject to the Statutes and these Articles, the Company may by Ordinary Resolution declare a dividend to be paid to shareholders according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

122	INTERIM DIVIDENDS

Subject to the Statutes, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

123	ENTITLEMENT TO DIVIDENDS

123.1	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

(B)

dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

123.2	Except as otherwise provided by these Articles or the rights attached to shares:

(A)	a dividend may be paid in any currency or currencies decided by the Board; and

(B)	the Company may agree with a shareholder that any dividend declared or which may become due in one currency will be paid to the shareholder in another currency; and

(C)	the Directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the Directors, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any shareholder’s entitlement to the dividend.

124	PAYMENT METHODS

124.1

The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the shareholder in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

124.2	The Company may send a cheque, warrant or money order by post:

(A)	in the case of a sole holder, to his or her registered address;

(B)	in the case of joint holders, to the registered address of the person whose name stands first in the Share Register;

(C)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 44 (notice to persons entitled by transmission);

(D)	in the case of a Depositary, and subject to the approval of the Directors, to such persons and postal addresses as the Depositary may direct; or

(E)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

124.3

Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System:

(A)

the Company shall not be responsible for any default in accounting for such payment to the shareholder or other person entitled to such payment by a bank or other financial intermediary of which the shareholder or other person is a customer for settlement purposes in connection with the Uncertificated System; and

(B)	the making of such payment in accordance with any relevant authority referred to in Article 124.1 above shall be a good discharge to the Company.

124.4	The Board may:

(A)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(B)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(C)	lay down procedures to enable any such holder to make, vary or revoke any such election.

124.5	The Board may lay down procedures for making any payments in respect of shares represented by Depositary Interests

124.6

The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he or she has provided any evidence of his or her entitlement that the Board may reasonably require.

125	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to that share.

126	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

127	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

128	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share:

(A)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(B)

a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Uncertificated System in relation to any uncertificated shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

129	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

(A)	issue fractional certificates or ignore fractions;

(B)	fix the value for distribution of any assets, and may determine that cash shall be paid to any shareholder on the footing of the value so fixed in order to adjust the rights of shareholders; and

(C)	vest any assets in trustees on trust for the persons entitled to the dividend.

130	SCRIP DIVIDENDS

130.1

The Board may, with the prior authority of an Ordinary Resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the Ordinary Resolution, subject to the Statutes and to the provisions of this Article.

130.2

An Ordinary Resolution under Article 130.1 may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the Ordinary Resolution is passed.

130.3

The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be the cash amount, disregarding any tax credit, (or as near to such cash amount as the Board considers appropriate) that such holder would have received by way of dividend. For this purpose, “relevant value” shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares for the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the Ordinary Resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

130.4

The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the Ordinary Resolution referred to in Article 130.1), including (without limitation):

(A)	the giving of notice to holders of the right of election offered to them;

(B)	the provision of forms of election and/or a facility and a procedure for making elections through the Uncertificated System (whether in respect of a particular dividend or dividends generally);

(C)	determination of the procedure for making and revoking elections;

(D)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(E)

the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned);

(F)

the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them; and

(G)	the exclusion from any offer of, or the making of any special formalities in connection with any offer to, any holders of Ordinary Shares represented by Depositary Interests

130.5

The Directors can exclude or restrict the right to elect to receive new Ordinary Shares under this Article 130 in the case of any shareholder or other person who is a Depositary if the election by the people on whose behalf the Depositary holds the beneficial interest in the shares would involve the contravention of the laws of any territory or if for any other reason the Board determines that the offer should not be made to such persons.

130.6

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made (the “elected Ordinary Shares”). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, , a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

130.7

The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

130.8	The Board may:

(A)

do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the shareholders interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

(B)

establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

(C)

terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

131	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

132	CAPITALISATION OF PROFITS AND RESERVES

132.1	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under Article 7, the Directors may:

(A)

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution);

(B)

appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the reserves or funds that are not available for distribution may, for the purposes of this Article 132, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(C)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve or fund and, in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(D)

authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

(E)	generally do all acts and things required to give effect to the resolution.

132.2	This Article (which is without prejudice to the generality of the provisions of Article 135.1) applies where the Board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 10.1 and 10.2 above. For the purposes of giving effect to an Exchange, the Board may:

(A)

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution), being an amount equal to the nominal amount of the Ordinary Shares, Preferred Shares or another class of shares of the Company (including shares to be represented by Depositary Interests) which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

(B)

apply that sum in paying up in full shares and allot such shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to a Depositary (including, for the avoidance of doubt, to a nominee of a Depositary) to enable a Depositary to issue Depositary Interests representing such shares to the holders of Rights (other than an Acquiring Person or a person holding shares or interests in shares on behalf of or for the benefit of an Acquiring Person) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).

132.3

The provisions of Articles 132.1(C), (D) and (E) shall apply, mutatis mutandis to any resolution of the Board pursuant to Article 132.2 as they apply to any resolution of the Board pursuant to Article 132.1.

RECORD DATES

133	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes the Company or the Board may:

(A)

fix any date (the “record date”) as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular; a record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced; and

(B)

for the purposes of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this Article 133 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

134	ACCOUNTING RECORDS

134.1	The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(A)	correctly record and explain the transactions of the Company;

(B)	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(C)	will enable the Directors to ensure that any financial statements of the Company complies with the requirements of the Act; and

(D)	will enable those financial statements of the Company to be readily and properly audited.

134.2

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

134.3

The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

134.4

In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

135	ACCESS TO ACCOUNTING RECORDS

No shareholder (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the court, by the Board or by an Ordinary Resolution. No shareholder shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the shareholders of the Company to communicate to the public.

136	DISTRIBUTION OF ANNUAL ACCOUNTS

136.1

A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report or summary financial statements prepared in accordance with section 1119 of the Act shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other electronic means, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes, and provided further that where the Directors elect to send summary financial statements to the shareholders, any shareholder may request that he or she be sent a hard copy of the statutory financial statements of the Company.

136.2	For the purposes of this Article, copies of those documents are also to be treated as sent to a person where:

(A)	the Company and that person have agreed to that person having access to the documents on a website (instead of their being sent to such person);

(B)	the documents are documents to which that agreement applies; and

(C)	that person is notified, in a manner for the time being agreed for the purpose between such person and the Company, of:

(1)	the publication of the documents on a website;

(2)	the address of that website; and

(3)	the place on that website where the documents may be accessed, and how they may be accessed.

In this Article, “address” includes any number or address used for the purpose of communication by electronic means.

(D)

For the purposes of this Article, documents treated in accordance with Article 136.2 as sent to any person are to be treated as sent to such person not less than twenty one (21) days before the date of a meeting if, and only if:

(1)	the documents are published on the website throughout a period beginning at least twenty one (21) days before the date of the meeting and ending with the conclusion of the meeting; and

(2)	the notification given for the purposes of Article 136.2(C) is given not less than twenty one (21) days before the date of the meeting.

136.3	Nothing in Article 136.2 shall invalidate the proceedings of a meeting where:

(A)	any documents that are required to be published as mentioned in Article 136.2(C)(1) are published for a part, but not all, of the period mentioned in that Article; and

(B)	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

136.4

This Article shall not require a copy of the documents referred to in Article 136.1 to be sent to any person who is not entitled to receive notices of general meetings, any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

136.5

Where copies of documents are sent out pursuant to this Article over a period of days, references elsewhere in the Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

137	APPOINTMENT OF AUDITORS

Auditors shall be appointed and their duties regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

COMMUNICATIONS

138	COMMUNICATIONS

Any documents or information to be sent or supplied by or to the Company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these Articles.

139	COMMUNICATIONS TO THE COMPANY

139.1	A document or information is validly sent or supplied by a shareholder to the Company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

(A)	an address specified by the Company for the purpose;

(B)	the Registered Office; or

(C)	an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

139.2

A document or information may only be sent or supplied by a shareholder to the Company in electronic form if the Company has agreed by notice to the shareholders that the document or information may be sent or supplied in that form (and not revoked that agreement) or the Company is deemed to have so agreed by a provision of the Statutes.

139.3	Subject to Article 139.2 above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the Company (generally or specifically); or

(B)	deemed by a provision of the Statutes to have been so specified.

140	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM

140.1	A document or information sent or supplied by the Company or the Board in hard copy form must be:

(A)	handed to the intended recipient; or

(B)	sent or supplied by hand or by post (in a pre-paid envelope):

(1)	to an address specified for the purpose by the intended recipient;

(2)	to a company at its registered office;

(3)	to a person in his or her capacity as a shareholder, at his or her address as shown in the register;

(4)	to a person in his or her capacity as a Director, at his or her address as shown in the register of Directors; or

(5)	to an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

140.2	Where the Company is unable to obtain any address falling within Article 140.1 above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

141	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM

141.1

A document or information (including the Company’s audited accounts and the directors’ and auditor’s reports thereon) may only be sent or supplied by the Company or the Board by electronic means to a person or company who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement). Any such consent requirement shall be deemed to have been satisfied where the Company has written to the shareholder informing him or her of its intention to use electronic communications for such purposes and the shareholder has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a shareholder has given, or is deemed to have given his or her consent to the receipt by such shareholder of electronic mail or other electronic means approved by the Directors, he or she may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

141.2	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

(A)	specified for the purpose by the intended recipient (generally or specifically); or

(B)	where the intended recipient is a company, deemed by a provision of the Statutes to have been so specified.

142	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE

142.1	A document or information may only be sent or supplied by the Company to a person by being made available on a website if the person:

(A)	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

(B)	is taken to have so agreed in accordance with the Statutes, and has not revoked that agreement.

142.2

A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

142.3	The Company must notify the intended recipient of:

(A)	the presence of the document or information on the website;

(B)	the address of the website;

(C)	the place on the website where it may be accessed; and

(D)	how to access the document or information.

142.4	The document or information is taken to be sent:

(A)	on the date on which the notification required by Article 142.3 above is sent; or

(B)	if later, the date on which the document or information first appears on the website after that notification is sent.

142.5	The Company must make the document or information available on the website throughout:

(A)	the period specified by any applicable provision of the Statutes; or

(B)	if no such period is specified, the period of twenty eight (28) days beginning with the date on which the notification required by Article 142.3 is sent to the person in question.

A failure to make a document or information available on a website throughout the period mentioned in this Article 142.5 shall be disregarded if (1) it is made available on the website for part of that period and (2) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

142.6	A notice of a general meeting of the Company given by means of a website must:

(A)	state that it concerns a notice of a meeting of the Company;

(B)	specify the place, date and time of the meeting; and

(C)	state whether the meeting is to be an annual general meeting.

143	COMMUNICATIONS BY OTHER MEANS

143.1

A document or information that is sent or supplied to the Company otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the Company.

143.2

A document or information that is sent or supplied by the Company or the Board otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

144	FAILURE TO DELIVER BY ELECTRONIC MEANS

If any document or information has been sent or supplied by electronic means in accordance with Article 141 to any shareholder at his or her address specified for the purpose or deemed to be so specified and the Company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the Company shall either:

(A)	send or supply a hard copy of such document or information to such shareholder; or

(B)	notify such shareholder of the information set out in Article 142.3,

in each case in the manner described in Article 140.1.

145	WHEN SERVICE IS EFFECTED ON A MEMBER

145.1	Where a document or information is, under Article 140.1, sent or supplied by post, service or delivery to a shareholder it shall be deemed to be effected:

(A)

if sent by first class post or special delivery post from an address in Ireland to another address in Ireland or from an address in the United States to another address in the United States, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, at the expiration of twenty four (24) hours after the time when the cover containing the same is posted; or

(B)

in any other case, on the third day following that on which the document or information was posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted.

145.2

Where a document or information is, under Article 141, sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed.

145.3

Where a document or information is, under Article 142, sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website or (b) if later, when the recipient received (or, in accordance with this Article 145.3, is deemed to have received) notification of the fact that the material was available on the website.

146	NOTICE BY ADVERTISEMENT

146.1

If at any time by reason of the suspension or curtailment of postal services within Ireland or the United States, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper in Ireland and/or the United States (as applicable) and such notice shall be deemed to have been duly served on all shareholders entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout Ireland, the United Kingdom or the United States (as applicable) again becomes practicable.

146.2

Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within Ireland or the United States, the Company is unable in the opinion of the Board to deliver the documents referred to in Article 136.1, as the case may be, to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with Article 146.1, but so that the reference in the final sentence of that Article to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 136 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Registered Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

147	DOCUMENTS AND INFORMATION TO JOINT HOLDERS

All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such share.

148	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION

A person entitled to a share in consequence of the death or bankruptcy of a shareholder upon supplying to the Company such evidence as the Board may reasonably require to show his or her title to the share, and upon supplying also an address in Ireland or the United States or such other jurisdiction as the Board may consider appropriate for the service of notices, shall be entitled to have served upon or delivered to him or her at such address any notice or document to which the shareholder, but for his or her death or bankruptcy, would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any shareholder in pursuance of these presents shall, notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company shall have notice of his or her death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or first named joint holder.

149	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

A shareholder who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

150	DOCUMENT DESTRUCTION

150.1	The Company may destroy:

(A)	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

(B)

any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(C)	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

(D)	any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

150.2

It shall be conclusively presumed in favour of the Company that every entry in the Share Register purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

(A)	this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

(B)

nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

(C)	references in this Article to the destruction of any document include references to the disposal of it in any manner.

MISCELLANEOUS

151	WINDING UP

151.1

If the Company shall be wound up and the assets available for distribution among the shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the shareholders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

151.2

(A)

In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the shareholders for the allotment to the shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting shareholders conferred by the said section.

(B)

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

151.3

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no shareholder shall be compelled to accept any assets upon which there is a liability.

152	INDEMNITY AND INSURANCE

152.1

Subject to the provisions of and so far as may be admitted by the Act, every Director and the Secretary of the Company and, every director and secretary of any associated company of the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the Court.

152.2

The Directors shall have power to purchase and maintain, for any Director, the Secretary or other officers or employees of the Company, and every director, secretary or any employees of any associated company of the Company, insurance against any such liability as referred to section 235 of the Act.

152.3

As far as is permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any associated company of the Company (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

152.4

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

152.5

Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

152.6

As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Articles.

152.7

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this Article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

152.8

The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any associated company of the Company to the fullest extent permitted by law.

153	BUSINESS COMBINATIONS

153.1

The adoption or authorisation of any Business Combination must be pre-approved with the sanction of an Ordinary Resolution of the Company. The foregoing vote shall be in addition to any class vote or other vote otherwise required by law, these Articles, or any agreement to which the Company is a party.

153.2

For the purposes of this Article 153, the term “Business Combination” shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person other than a Group Member.

154	DISPUTE RESOLUTION

154.1

The courts of Ireland shall have exclusive jurisdiction to determine any dispute related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s shareholders, or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Articles (as either may be amended from time to time).

154.2

Damages alone may not be an adequate remedy for any breach of this Article 154, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

154.3	The governing law of the Articles is the substantive law of Ireland.

154.4	For the purposes of this Article 154:

(A)	a “dispute” shall mean any dispute, controversy or claim;

(B)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(C)

“Director” shall be read so as to include each and any Director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former Director of the Company.

155	DEPOSITARY INTERESTS

155.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement and/or approve any arrangements which they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

155.2

The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements under Article 155.1 including, without limitation, treating holders of Depositary Interests or similar interests in shares as if they were holders directly thereof for the purposes of compliance with any obligations imposed under these Articles on shareholders.

155.3

If and to the extent that the Directors implement and/or approve any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in accordance with Articles 155.1 and 155.2, the Directors shall ensure that such arrangements provide (in so far as is reasonably practicable):

(A)

a holder of any such Depositary Interests or similar interest in shares with the same or equivalent rights as a shareholder including, without limitation, in relation to the exercise of voting rights and provision of information, and

(B)

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a shareholder, including, without limitation, the powers of the Board under Article 69, so that such power may be exercised against a holder of a Depositary Interest or similar interest in shares and the shares represented by such Depositary Interest or similar interest.

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF STERIS PLC

Subject to the provisions of the Act and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Act or any such other enactment), so far as they apply to or affect STERIS plc (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one Share Purchase Right (a “Right”) for each outstanding Ordinary Share of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, Preferred Shares, another class of shares of the Company and/or Depositary Interests (a “Share”), subject to adjustment.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) (such person or group, an “Acquiring Person”) and (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to undertake, a takeover by a person or group the consummation of which would result in the beneficial ownership of or an interest in 20% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Ordinary Share or Depositary Interest, as applicable, and the Rights would be transferred with and only with the Ordinary Shares or Depositary Interests, as applicable.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Ordinary Shares and Depositary Interests (without duplication) as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Shares having a market value of two times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) in a securities exchange, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a market value of two times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the acquisition by such Acquiring Person of an interest in 50% or more of the outstanding Ordinary Shares and Depositary Interests (without duplication), the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time before any person or group were to become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

Before any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the articles of association of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely effect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void).

Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder or as a holder of Depositary Interests including, without limitation, the right to vote or receive dividends in respect of such Right.